SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported): May 2, 2007


                           MOTORSPORTS EMPORIUM, INC.
             (Exact name of registrant as specified in its charter)


          Nevada                       0-32323                  20-1217659
(State or other jurisdiction         (Commission               (IRS Employer
    of incorporation)                File Number)         Identification Number)


               7525 East Williams Drive, Scottsdale, Arizona 85255 (Address of Principal Executive Offices) (Zip Code)


       Registrant's telephone number, including area code: (480) 596-4002

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2., below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-120

[ ] Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communication pursuant to Rule 13c-4(c) under the
    Exchange Act (17 CFR 240.133-4(c))
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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

(a) On May 2, 2007, Motorsports Emporium, Inc. ("Motorsports") entered into a Stock Sale and Purchase Agreement with Axia Group, Inc. ("Axia") and International Building Technologies, Inc. ("IBT"), pursuant to which Motorsports acquired 50,000,000 shares of IBT common stock (or approximately 80% of IBT's issued and outstanding common stock) from Axia for consideration consisting of a
(i) $1,000,000 Convertible Note and (ii) 20,000,000 shares of Motorsports common stock.

The $1,000,000 Convertible Note bears interest at the rate of 8% per annum and requires the following principal payments:

     (1)  $50,000 payable on or before November 1, 2007;
     (2)  $50,000 payable on or before May 1, 2008;
     (3)  $900,000 payable on or before May 1, 2010.

Interest is payable on the Convertible Note at maturity on May 1, 2010.

In the event that the principal payments due under the Convertible Note are not timely made, the holder of the Convertible Note may convert all or part of the remaining unpaid principal and accrued interest into Motorsports common stock. In the event of such a conversion, the number of shares to be issued shall be determined by dividing (i) the unpaid principal balance of the Convertible Note plus any accrued interest by (ii) 50% of the average of the lowest three closing bid prices of Motorsports common stock during the 20 trading days immediately preceding any such conversion. Such conversions shall not exceed 4.99% of Motorsports common stock at any one time.

Any shares of Motorsports common stock issued upon conversion of the Convertible Note are entitled to "Piggy Back Registration Rights" in the event of a registration of Motorsports securities made effective during the term of the Convertible Note.

Motorsports' obligation to close the transaction contemplated by the Agreement was also conditioned on the execution and delivery of an Exclusive License Agreement between Motorsports, as Licensor, and Axia, as Licensee.

(b) On May 2, 2007, in accordance with the terms and conditions of the Stock Sale and Purchase Agreement, Motorsports and Axia entered into an Exclusive License Agreement, pursuant to which Motorsports granted Axia a transferable, revocable right to use, market, sell and distribute certain technology described in the Exclusive License Agreement in the territory that includes the countries of Sri Lanka on an exclusive basis and in Pakistan and India on a non-exclusive basis. The Exclusive License Agreement has an initial term of two years and is renewable for an additional two year term if certain performance conditions are met.

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ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

The transactions described in Item 1.01, above, were consummated on May 2, 2007.

ITEM 3.02 UNREGISTERED SALE OF EQUITY SECURITIES

As discussed in Item 1.01, above, Motorsports is in the process of issuing 20,000,000 shares of its common stock and executed a $1,000,000 Convertible Note to Axia pursuant to the Agreement.

These shares of common stock and the Convertible Note will be issued pursuant to the exemption from registration afforded under Section 4(2) of the Securities Act of 1933, as amended.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

    10.1 Stock Sale and Purchase Agreement dated May 2, 2007, by and between Axia Group, Inc., International Building Technologies, Inc. and Motorsports Emporium, Inc.

    10.2 Convertible note dated May2, 2007, issued by Motorsports Emporium, Inc. to Axia Group, Inc.

    10.3 Exclusive License Agreement dated May 2, 2007, by and between Motorsports Emporium, Inc. and Axia Group, Inc.


                         [SIGNATURES ON FOLLOWING PAGE]


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
                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: May 8, 2007

                                     MOTORSPORTS EMPORIUM, INC.



                                     By: /s/ Kenneth Yeung
                                        ------------------------------
                                        Kenneth Yeung
                                        President


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
                                  EXHIBIT INDEX

Exhibit No.                           Description
-----------                           -----------

  10.1 Stock Sale and Purchase Agreement dated May 2, 2007, by and between Axia Group, Inc., International Building Technologies, Inc. and Motorsports Emporium, Inc.

  10.2 Convertible note dated May2, 2007, issued by Motorsports Emporium, Inc. to Axia Group, Inc.

  10.3 Exclusive License Agreement dated May 2, 2007, by and between Motorsports Emporium, Inc. and Axia Group, Inc.